SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2010

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Maiden Lane, San Francisco California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 781-0350

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective, July 6, 2010, Lowell Parsons, was appointed as Chief Medical Officer of Urigen Pharmaceuticals, Inc. (the “Company” or “Urigen”). Dr. Parsons currently serve as a Director of the Company. Dr. Parsons is a leader in medical research into the causes and treatment of interstitial cystitis, which is a painful bladder syndrome with typical cystoscopic and/or histological features in the absence of infection or other pathology, and has published over 200 scientific articles and book chapters in this area describing his work. Dr. Parsons received his M.D. degree from the Yale University School of Medicine in New Haven, CT, in 1970. After completing his medical internship at Yale in 1971, Dr. Parsons spent two years as a staff associate in the Laboratory of Microbiology at the National Institutes of Health in Bethesda, Maryland. He then completed his urology residency training at the Hospital of the University of Pennsylvania in Philadelphia, Pennsylvania, in 1977. Dr. Parsons joined the Division of Urology faculty at the University of California, San Diego, or UCSD, in 1977 as assistant professor. He served as Chief of Urology at the UCSD-affiliated Veterans Affairs Medical Center in La Jolla from 1977 to 1985. Since 1988, he has been Professor of Surgery/Urology at UCSD.

Also, effective July 6, 2010, Dan Vickery, Ph.D was engaged as a development and strategic consultant to the Company. Dr. Vickery, currently serve as a Director of the Company. is a pharmaceutical business development consultant.  Prior to starting his practice in 2005, he held a senior business development position at Mylan Pharmaceuticals, overseeing their Branded Products and Drug Delivery divisions, during which he focused on transactions for Drug Delivery products in the EU, and in-licensing and out-licensing of branded products. Prior to joining Mylan, Dr. Vickery had worldwide commercial development responsibility at Pharmacia for the therapeutic areas of Urology, Women’s Health Care, and Sexual Dysfunction. Dr. Vickery also has significant experience in drug development, having lead the Regulatory Affairs department at Parke-Davis division, Warner-Lambert Canada, during the time in which Lipitor was approved and launched.  Dr. Vickery has an M.B.A. from the Ivey Business School, University of Western Ontario, and his Ph.D. (Genetics) and B.Sc. (Biology) are from the University of British Columbia.

Item 7.01                      Regulation FD Disclosure.

On July 6, 2010, the Company issued a press release with respect to the matters disclosed in this current report on Form 8-K. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 8.01                      Other Events

On June 29, 2010, the Company was notified that its request for an End of Phase 2 meeting with the Food and Drug Administration (the “FDA”) was denied. The FDA in its letter recommended that the Company continue to conduct Phase 2 investigations. The Company plans to conduct Phase IIb studies for its URG101.  The Company believes that successful phase IIb studies may provide sufficient evidence of safety and efficacy to form the clinical basis of an NDA submission and that this plan will not delay its ultimate NDA filing.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated July 6, 2010

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Urigen Pharmaceuticals, Inc.

Date: July 6, 2010	By:	/s/ William J. Garner
William J. Garner, M.D.
Chief Executive Officer